UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 23, 2015

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 23, 2015, Analogic Corporation (the “Borrower”) entered into a $100 million five-year, revolving credit agreement (“Credit Agreement”) with the financial institutions identified therein as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement is required to be guaranteed by the Borrower’s material domestic subsidiaries as designated by the Borrower from time to time or as required under the Credit Agreement. There are no subsidiary guaranties outstanding as of the date of this Report.

Borrowings under the Credit Agreement may be used to finance working capital needs and for the general corporate purposes of the Borrower in the ordinary course of business (including Permitted Acquisitions). The Credit Agreement provides for an initial $100 million in revolving credit facilities. Under specified circumstances, the facility can be increased to up to $200 million in aggregate. The Credit Agreement replaces a $100 million five-year, revolving credit agreement entered into in October 2011 (the “Existing Credit Facility”) and previously paid in full in accordance with its terms. The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. Principal covenants include a maximum consolidated leverage ratio of 2.75:1.00 (with a step-up in the event of certain acquisitions) and a minimum consolidated interest coverage ratio of 3.00:1.00.

The interest rates applicable to revolving loans under the Credit Agreement are, at the Borrower’s option, at either an adjusted LIBO rate plus an interest margin based on the Borrower’s consolidated leverage ratio, or a base rate (which is the highest of (1) the prime rate at JPMorgan Chase Bank, N.A., (2) the FRBNY Rate in effect on such day plus 1/2 of 1%, or (3) one-month LIBOR plus 1%) plus an interest margin based on the Borrower’s consolidated leverage ratio. The Borrower will pay an unused commitment fee during the term of the Credit Agreement which varies between 0.20% and 0.35% depending on the consolidated leverage ratio.

The obligations of the Borrower under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, cross-defaults, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA Event, and a change of control default.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On November 23, 2015, upon entry into the Credit Agreement described in Item 1.01 above, the Company terminated its Existing Credit Facility. The Company did not incur any termination penalties in connection with the termination of the Existing Credit Facility. The material terms of the Existing Credit Facility are described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on October 12, 2011. Such description is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Credit Agreement by and among Analogic Corporation, the financial institutions identified therein as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent dated November 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

November 30, 2015	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement by and among Analogic Corporation, the financial institutions identified therein as lenders, JPMorgan Chase Bank, N.A., as Administrative Agent dated November 23, 2015.